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                                                                      EXHIBIT 10

                                      LEASE

         THIS LEASE, made and entered into this 14th day of June, 2000 between Sioux Falls Investments, L.L.P., ("Landlord") and Founders Food & Firkins Ltd., a Minnesota Corporation, ("Tenant");

         WITNESSETH THAT:

         1. PREMISES. Landlord, in consideration of the covenants hereinafter contained, does hereby demise and lease unto the Tenant, and Tenant does hereby hire and take from Landlord, all that certain tract or parcel of land and any buildings or other improvements now or hereafter located thereon, together with all Landlord's easements for cross access, parking and signage and all easements and appurtenances in adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power and other utility lines, and for ingress and egress to the leased premises (all of which is hereinafter called the "Leased Premises"), and outlined in red on the site plan (the "Site Plan") attached hereto and made a part hereof as Exhibit B and being situated at 2620 South Louise Avenue in the City of Sioux Falls (the "City"), County of Minnehaha, and State of South Dakota, legally described on Exhibit A attached hereto and made a part hereof.

         2. LANDLORD TO MAKE CERTAIN IMPROVEMENTS. Landlord agrees at its sole expense to construct certain improvements (the "Landlord's Improvements") on the Leased Premises in accordance with the plans and specifications which have been signed by Landlord and Tenant as constituting the plans, specifications and addendum's therefore which are referred to in this Lease, a copy of which is attached hereto and made a part hereof as Exhibit C. Landlord agrees to commence construction of said improvements within 30 days after the Condition Date, as described in paragraph 46 of this Lease, and thereafter to proceed with due diligence to complete said improvements in accordance with said plans and specifications as soon as reasonably possible, and, in any event, not later than February 15, 2000. It has been acknowledged by the parties that it is intended that the building, based upon the plans and specifications for the Landlord's Improvements, shall contain 8,885 gross leasable square feet main floor, with a 697 square feet upper level and a 1018 square foot basement as determined by measuring the area of the building from the outside of the outside walls of the building.

         Landlord represents and warrants to Tenant that the Landlord's Improvements shall be completed in a good and workmanlike manner and that, upon completion of the Landlord's Improvements, the same shall be free from defect arising out of faulty materials or improper workmanship for a period of one year. In addition, in the event that, in connection with the Landlord's Improvements, any contractors, subcontractors, or suppliers make any warranties with respect to workmanship or materials which extend beyond the period of the Landlord's warranty set forth above in this paragraph, Landlord shall assign the same to Tenant upon the expiration of the one-year Landlord's warranty.

         Landlord and Tenant agree that no changes in the Landlord's Improvements shall be performed (or deemed authorized) unless the same are set forth in a written change order, which shall contain a description of the change; the additional cost, or cost savings, as the case may be, relating thereto; and the identity of party who will bear any additional cost, or benefit from any reduced cost, as the case may be.

         Landlord represents and warrants to Tenant that the Landlord Improvements when completed, will be served by utility services which are adequate to serve Tenant's required utilities as described in Tenant's plans and specifications provided by Tenant and attached hereto as Exhibit C and that all easements, if any, which are necessary for purposes of providing said utility services to the Leased Premises have been granted, in recordable form, are perpetual, and are appurtenant to the land described in Exhibit A.

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         Landlord hereby acknowledges that the plans and specifications provided by Tenant are the sole property of Tenant. Landlord shall not use, nor willingly permit any person or persons who may have access to the plans and specifications through Landlord to use the plans and specifications, in whole or in part, for the design or construction of any building or improvements other than those to be constructed upon the Leased Premises.

         Upon the commencement of the term of this Lease the parties shall, upon the request of either party, mutually execute an instrument which shall set forth the date upon which the term of this Lease commenced and the date upon which the initial term of this Lease shall end.

         3. TERM OF LEASE. The term of this Lease shall commence (i) sixty (60) days after Landlord gives Tenant written notice that Landlord's Improvements have been substantially completed and are ready for Tenant's pre-commencement occupancy, as provided for in paragraph 4 below for purposes of Tenant commencing the Tenant's Work, as hereinafter defined provided, or (ii) the date upon which the City has issued a certificate of occupancy for the Leased Premises, whichever date shall first occur, and shall continue until the expiration of the twentieth lease year thereafter. If the term of this Lease commences on the first day of a calendar month, the term "lease year" for the purpose of this Lease shall mean a period of twelve months commencing on the first day of the term of this Lease or any anniversary thereof. If the term of this Lease does not commence on the first day of a calendar month, the term lease year, for all purposes of this Lease shall mean a year commencing on the first day of the first calendar month after the calendar month in which the term of this Lease commences and any year which commences on any anniversary thereof.

         4. TENANT'S WORK AND PRE-COMMENCEMENT OCCUPANCY. Upon receipt by Tenant from Landlord of the notice which is provided for in paragraph 3 above of substantial completion of the Landlord's Improvements Tenant shall be entitled to occupy the Leased Premises for purposes of making, at Tenant's expense, the tenant improvements ("the Tenant's Work") in accordance with the plans and specifications which are referred to in this Lease. Prior to entering into possession of the Leased Premises for purposes of performing the Tenant's Work, Tenant shall purchase and maintain such insurance as will protect Landlord and Tenant from claims under workmen's compensation laws and from claims for damages because of bodily injury, including death, and from claims for damage to property which may arise out of, or result from the Tenant's performance of the Tenant's Work, whether such work be performed by Tenant or those of any contractor, or subcontractor, or anyone directly or indirectly employed by any one of them Said insurance, where applicable, shall be written in the amounts required pursuant to paragraph 14 hereof and Tenant shall deliver policies of said insurance, or certificates thereof, to Landlord prior to occupying the Leased Premises. Landlord's builders risk insurance during construction shall provide that Tenant be named as an additional insured. Tenant agrees and acknowledges that Tenant's pre-commencement occupancy of the Leased Premises shall be non-exclusive and that Landlord and its contractors and agents shall have the right to also occupy the Leased Premises during the pre-commencement occupancy period for purposes of completing the Landlord's Work, provided, however, Landlord's occupancy shall not unreasonably disrupt Tenant's performance of Tenant's Work.

         5. BASE RENT.

                  a. During each of the first through the fifth lease years, Tenant shall pay to Landlord annual base rent in an amount equal to $291,395.40 plus or minus any interest adjustment as set forth herein under Section 5e. Said annual base rent shall be payable in equal monthly installments of $24,282.95 in advance on or before the first day of each calendar month.

                  b. During each of the sixth through the tenth lease years, Tenant shall pay to Landlord annual base rent in an amount equal to $305,176.65 plus or minus any interest adjustment as set forth herein under Section 5e. Said annual base rent shall be payable in equal monthly installments of $25,431.39 in advance on or before the first day of each calendar month.

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                  c. During each of the eleventh through the fifteenth lease years, Tenant shall pay to Landlord annual base rent in an amount equal to $321,025.09 plus or minus any interest adjustment as set forth herein under
Section 5e. Said annual base rent shall be payable in equal monthly installments of $26,752.09 in advance on or before the first day of each calendar month.

                  d. During each of the sixteenth through the twentieth lease years, Tenant shall pay to Landlord annual base rent in an amount equal to $339,250.79 plus or minus any interest adjustment as set forth herein under
Section 5e. Said annual base rent shall be payable in equal monthly installments of $28,270.90 in advance on or before the first day of each calendar month.

                  e. Notwithstanding anything contained herein to the contrary, in the event that, pursuant to the Mortgage Loan, as hereinafter defined, or any Replacement Mortgage Loan, as hereinafter defined, the interest rate payable by Landlord, as mortgagor, is increased or decreased during the term of this Lease from the interest rate initially payable under the Mortgage Loan, then, effective with the first monthly installment of annual base rent which is payable after the effective date of any increase or decrease in the rate of interest payable pursuant to the Mortgage Loan, or pursuant to the Replacement Mortgage Loan, as the case may be, the monthly installment of base annual rent which is payable hereunder shall be increased or decreased by an amount equal to the amount by which the amount of interest payable, monthly, on the Mortgage Loan, or on the Replacement Mortgage Loan, as the case may be, exceeds or decreases the amount of interest which would have been payable monthly on the Mortgage Loan if the rate of interest had not been increased or decreased over the rate of interest payable under the Mortgage Loan. The term "Mortgage Loan" as used herein, shall be deemed to refer to that original Mortgage Loan, which Landlord, as mortgagor, shall place against the Leased Premises within ninety
(90) days before or after the date upon which the initial term of this Lease commences, in the principal amount of One Million Eight Hundred Sixty Five Thousand and no\100 Dollars ($1,865,000.00), which is for a 20 year term and provides for amortization of said mortgage together with interest thereon over a period of twenty (20) years. The original base interest rate is Eight and Three-fourths percent (8.75%). The note secured by the mortgage requires that the interest rate be recalculated after each five (5) year period at Two point Two-Hundred and Sixty (2.260%) percent above the U.S. Government Securities Treasury Constant Maturities - 5 year. The term "Replacement Mortgage Loan", as used herein, shall be deemed to refer to any mortgage loan which Landlord, as mortgagor, places against the Leased Premises during the term of the Mortgage Loan and which is obtained by Landlord in replacement of the Mortgage Loan, provided, however, that for purposes of calculating the amount of increased or decreased interest, if any, which is payable by Tenant as provided above, the putative principal balance of the Replacement Mortgage Loan shall at all times be calculated to an amount equal to what the amount of the Mortgage Loan principal balance would have been, taking into account amortization of principal as scheduled under the Mortgage Loan, the original principal balance and provided, however, that the Replacement Mortgage Loan does not provide for an interest rate, or for adjustments to the interest rate, if any, which are not then commercially reasonable. Landlord shall give Tenant written notice of Landlord's intention to obtain a Replacement Mortgage. Loan and shall cooperate with Tenant in attempting to obtain a commitment for a Replacement Mortgage Loan upon the most favorable terms and conditions then available. The principal amount of any Replacement Loan shall not exceed eighty percent (80%) of the then appraised value of the Lease Premises.

         The rent shall be paid to Landlord at the address for Landlord set forth in paragraph 29 below, or to such other party, or at such other place, or both, as Landlord may from time to time designate by written notice given to Tenant.

         6. PERCENTAGE RENT.

                  a. In addition to base rent, Tenant, during the term of this Lease, and any extension thereof, shall pay to Landlord as additional rent, hereinafter called "Percentage Rent", an amount equal to seven (7%) percent on all gross sales in excess of Four Million One Hundred Sixty Two Thousand Seven Hundred Ninety One and 43\100 ($4,162,791.43) Dollars in each lease year made from the Leased Premises in

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each lease year. Such Percentage Rent, if any, shall be paid within sixty (60)
days following the end of each lease year. Such payment will be accompanied by a statement signed by Tenant and certified under oath by Tenant to be correct, setting forth the amount of the gross sales made during said lease year.

                  b. The term "gross sales" means the entire amount of the actual sales price whether wholly or partly for cash or on credit of all merchandise and services sold and all other receipts by sales, barter, or otherwise, from all business conducted in or from the Leased Premises, including without limiting the foregoing, all deposits not refunded to purchasers, all sales to employees or agents of Tenant, all orders taken in or from the Leased Premises, although said orders may be received by telephone or mail, or filled elsewhere, or procured from the Leased Premises by house to house or other canvasing, all sales by vending machines on the Leased Premises (except sales from telephones) and sales by any sublessee, licensee, or concessionaire in or from the Leased Premises, all without credit to Tenant for cash discounts or uncollected credit accounts. There shall be excluded from "gross sales" any sums collected and paid out for any sales or excise tax based upon the sale or sales of merchandise and required by law, whether now or hereafter in force, to be paid by Tenant or collected from its customers, to the extent that such taxes have been included in the gross sales price. Also excluded from gross sales are employee and manager food and beverage purchases, customer comps on food, customer promotions and off-site merchandise sales. The term "gross sales" shall not include the mere exchange or transfer of merchandise between the stores of Tenant, if any, where such exchanges or transfers of merchandise are made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale made, at, in, from or upon the Leased Premises; nor shall said term include the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold or some part thereof, is thereafter returned by the purchaser to and accepted by Tenant, nor sales of fixtures, nor tips or gratuities paid to employees of the Tenant either in cash or by credit card or charge account. Each sale upon installment or credit shall be treated as a sale for the full price in the month in which such sale shall be made, irrespective of the time when Tenant shall receive complete or partial payment from its customer. Tenant shall conduct its business in good faith and in such manner that Landlord will at all times receive maximum amount of rent from the operation of Tenant's business in and from the Leased Premises.

                  c. Tenant (or if this Lease is assigned or the Leased Premises sub-let, the Assignee or Sub-Lease of Tenant) will keep books of account, in accordance with good accounting practice, accurately showing all sales and income of the business conducted on the demised premises. Such books of account, for the preceding two (2) year period only will be open and free for inspection by Landlord or Landlord's authorized agents, at any reasonable time; such books shall be kept at 5831 Cedar Lake Road, St. Louis Park, Minnesota or such other place as Tenant may from time to time designate, provided such place is within the Sioux Falls, South Dakota or Minneapolis\ St. Paul, Minnesota metropolitan area.

                  d. At its option, Landlord may cause at any reasonable time, upon forty-eight (48) hours prior written notice to Tenant, a complete audit to be made of Tenant's sales records relating to the Leased Premises for the period covered by any statement issued by the Tenant as herein before set forth. If such audit shall disclose a discrepancy of more than three percent (3%) of gross sales, Tenant shall promptly pay to Landlord the cost of said audit, at the customary cost therefor, in addition to the deficiency in rental, which deficiency shall be payable in any event. Any information obtained by Landlord as a result of such audit or pursuant to sub-paragraph h shall be held in strict confidence by Landlord except in any litigation or arbitration proceedings between the parties and except further, that Landlord may disclose such information to its mortgagees and to prospective buyers and lenders, provided Landlord notifies Tenant of disclosures to buyers and lenders.

         7. SUBORDINATION OF LEASE TO MORTGAGES; ESTOPPEL CERTIFICATE. This Lease shall, at the option of Landlord, be subject and subordinate to the lien of any mortgage now or hereafter placed on the Leased Premises, provided, however, that, as a condition precedent to said subordination, the holder of the mortgage to which this Lease is to be subordinated executes and delivers to Tenant an agreement, sometimes referred to as a "non-disturbance agreement", which shall provide that, so long as Tenant shall not be in default under this

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Lease, Tenant's possession of the Leased Premises and its rights under this
Lease shall not be disturbed by said mortgagee, or by any successor in interest to said mortgagee, by foreclosure, or otherwise, and that neither said mortgagee, or any said successor in interest, shall have any greater rights with respect to this Lease, or against Tenant, than Landlord has under this Lease.

         Either party shall, upon receipt of a request from the other party, execute and deliver to the other party, or to any third party directed by the other party, a certificate, in recordable form, certifying that this Lease is in full force and effect, that there have been no amendments thereto except as identified therein, and that the other party is not in default under the Lease except as set forth therein.

         8. USE OF LEASED PREMISES. The Leased Premises shall be used by Tenant for the purpose of operation of a full-service casual dining restaurant with an on-premise brewery provided said incidental purposes are permitted pursuant to the then applicable zoning and other land use laws and ordinances. Tenant shall comply, at Tenants expense, with all applicable requirements of laws, orders, ordinances and regulations of all governmental authorities in connection with the use of the Leased Premises and the operation of Tenant's business on the Leased Premises. Tenant shall notify Landlord of any violations and shall hold harmless, indemnify and defend Landlord in regards thereto. Landlord represents to Tenant that, pursuant to the zoning and other ordinances of the City, the Leased Premises may be used for the purposes set forth above in this paragraph 8.

         9. NET LEASE. It is understood and agreed by the parties hereto that this Lease shall in all respects constitute a net lease and that, except as otherwise provided in this Lease, the annual base rent and additional rent shall be absolutely net to Landlord and that Landlord, except as expressly set forth in this Lease, shall be under no obligation or liability to furnish or pay for any of the repairs, maintenance, real estate taxes, installments of special assessments, utilities, insurance, common area maintenance costs and administrative fees or for any other expenses which are in any manner incurred with respect to the Leased Premises or the business conducted thereon, all of which shall be the sole obligation and liability of the Tenant.

         10. REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. Tenant shall pay to the taxing authorities, before interest or penalty attaches thereto, all real estate taxes and special assessments with respect to the Leased Premises which are due and payable during the term of this Lease commencing with 1\365ths of those real estate taxes and installments of special assessments due and payable in 2000 for each day in the calendar year following the commencement date of this Lease as set forth in paragraph 3 "Term of Lease" and concluding with 1\365ths of said taxes and assessments due and payable in the calendar year in which this lease terminates for each day in said calendar year prior to the termination of this Lease. Nothing set forth herein shall require Tenant to pay any installments of special assessments levied prior to termination of this Lease, but due and payable after said year of termination. Tenant shall have the right to contest or review by legal and other proceedings, or in such other manner as Tenant may deem suitable any assessed valuation, real estate tax or assessment. Landlord shall, if so requested by Tenant, join in any proceedings, but Landlord shall not be liable for any expenses, including attorney's fees, in connection therewith. Tenant shall indemnify and save Landlord harmless from any such expenses, including any cost of expense sustained by Landlord in connection therewith. Any amount already paid by Tenant and subsequently recovered as a result of such contest or review shall be for the account of Tenant. Landlord agrees that Landlord shall obtain the separate assessment, for real estate tax purposes, of the Leased Premises and represents and warrants to Tenant that the Leased Premises shall be covered by a real estate tax parcel which shall not include lands or improvements other than those which are contained within the Leased Premises. In the event the provisions of any mortgage now or hereafter placed on the Leased Premises by Landlord shall require that the mortgagor make monthly payments to such holder for the purpose of paying real estate taxes and installments of assessments, then Tenant shall make corresponding monthly payments to Landlord for such items.

         11. UTILITIES. Tenant shall pay, or cause to be paid, all charges for gas, electricity, sewer, water, light, heat, power, telephone and other services used upon, supplied to, the Leased Premises and each and every part thereof during the term of this Lease.

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         12. REPAIRS AND MAINTENANCE. Landlord shall, at its expense, keep and maintain in good order, condition and repair the foundation, exterior walls, except glass materials used in structural portions, and structural part of the floor of the Leased Premises. Further, replacement of the roof at the end of its useful life shall be at Landlord's expense, but on-going repair and maintenance of the roof shall be at Tenant's expense. However, in the event of any damage to any of the foregoing caused by any act or negligence of Tenant, its employees, agents, invites, licensees or contractors, then the Landlord may, at its option, put or cause the same to be put into condition and state of repair necessary, and in such case the Tenant, on demand, shall pay the cost thereof. Tenant, at all times hereunder, and at its cost, shall keep and maintain the Leased Premises in a neat, clean and orderly condition and in a good state of repair, including, but not limited to, the outside maintenance of the Leased Premises, including grounds and parking areas, interior and exterior of the building, all electrical, mechanical equipment and signage, the landscaping and the driveway and parking areas including snow removal on the land which constitutes a portion of the Leased Premises, and shall not commit waste thereon. Tenant, upon expiration or termination of this Lease, will surrender to Landlord the building on the Leased Premises in good condition and repair, except for loss by fire or other casualty, reasonable wear and tear, depreciation and obsolescence.

         13. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant shall have the right to remodel and make any additions, alterations, or improvements to the Leased Premises up to an aggregate single remodel, addition, alteration or improvement of $10,000.00 without Landlord's consent. Tenant shall not remodel nor make any additions, alterations, or improvements to the Leased Premises over $10,000.00 as stated above or which change the exterior architectural structure or appearance of the building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall also have the right to install in the Leased Premises Tenant's equipment, trade-fixtures and other personal property as Tenant may deem advisable, provided, however, all of the foregoing will be made without any expense to Landlord and Tenant will comply with all applicable laws with respect thereto.

         It is understood by the parties hereto that for all purposes under this Lease, Landlord shall own all of the land described on said Exhibit A, the building, and other improvements, now or hereafter constructed thereon, including but not limited to, electrical, plumbing, heating, ventilation and air conditioning systems and equipment installed by Landlord and attached to the building and all interior and exterior lighting fixtures. Notwithstanding the foregoing, Tenant shall own all of Tenant's leasehold improvements, the restaurant equipment and trade fixtures, and all interior and exterior signage, whether or not any of the foregoing appear to be permanently affixed to the Leased Premises (hereinafter collectively, "Tenant's Property"). Tenant is hereby expressly given the right, at any time during the term of this Lease, and upon the termination of this Lease, to remove the Tenant's Property provided, however, Tenant will make reasonable repairs to the Leased Premises for any physical injury caused thereto by such removal, but without any liability for diminution in value of the Leased Premises for any physical injury caused by the absence of the Tenant's Property so removed and without any necessity for replacing the same. In the event Tenant shall fail to remove all of the Tenant's Property upon the termination of the Lease, then Tenant, at Landlord's election, shall be deemed to have waived all right to any of Tenant's Property not so removed, in which event Landlord may retain the same as Landlord's property, or Tenant, upon written notice from Landlord to Tenant given on or before the termination of the term of the Lease, shall remove the same from the Leased Premises and shall make reasonable repairs to the Leased Premises for any physical injury caused to the Leased Premises by the removal thereof.

         14. PUBLIC LIABILITY INSURANCE. Tenant, at all times during the term of this Lease, and at its expense, shall procure, maintain and keep in force, general public liability insurance for claims arising from Tenant's use or occupancy of the Leased Premises for personal injury, death, or property damage, occurring in or about the Leased Premises, with a single limit of not less than:
Two Million Dollars in respect to each occurrence; a total limit of not less than One Million Dollars for injury or death to any person, $5,000,000.00 for injury or death arising out of any one accident and Five Hundred Thousand Dollars with respect to damage claims to property arising out of any one accident. The policy of said insurance shall name Landlord as an additional insured and copies of said policy, or a certificate thereof, shall be delivered to Landlord.

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         15. DRAM SHOP INSURANCE. Tenant shall obtain and keep in full force and effect throughout the lease term Dram Shop insurance in the minimum amount of $3,000,000.00. Prior to serving any alcoholic beverages on the Premises, Tenant shall deliver a certificate of such Dram Shop insurance to Landlord.

         16. DAMAGE TO PERSON OR PROPERTY INDEMNIFICATION. Tenant will indemnify, defend and save Landlord harmless from any liability to any person on account of any damage to person or property arising out of any failure of Tenant to perform and comply, in any respect with any of the requirements and provisions of this Lease, or arising from Tenant's use or occupancy of the leased Premises.

         17. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees for any loss or damage that may occur to the Leased Premises, or personal property (building contents) within the Leased Premises, by reason of fire or the elements, regardless of cause of origin, including negligence of Landlord or Tenant and their agents, officers and employees. Each party to this Lease agrees immediately to give each insurance company which has issued policies of fire and extended coverage insurance, written notice of the terms of the mutual waiver as contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

         Nothing contained in this paragraph above shall preclude Tenant from obtaining its own insurance on Tenant's Property which shall provide for Tenant to be the loss payee.

         18. FIRE AND CASUALTY DAMAGE. If any of Landlord's Improvements shall be damaged or destroyed by fire or other casualty, Landlord, within one hundred twenty (120) days from the date of said damage or destruction, shall make all alterations and repairs to Landlord's Improvements which are necessary to restore the Landlord's Improvements to the same condition as existed prior to the fire or casualty so the Tenant may make the same use thereof as that which was in effect immediately prior to such fire or other casualty loss, provided, however, in the event that Landlord's Improvements are damaged to an extent greater than 50% of the then fair market value thereof and less than two years then remain during the term of this Lease, Landlord shall have the right to terminate this Lease upon 30 days' prior written notice to Tenant provided that this Lease shall not be terminated in the event that Tenant, within said 30-day period, gives written notice to Landlord that it has exercised its option, if any, to extend the term of this Lease for the then extended term which is provided for under paragraph 27 hereof. In the event that the Leased Premises are rendered untenantable, in whole, or in part, by any said damage or destruction, all base rent and additional rent shall abate proportionately to the extent and duration of untenantability. If Landlord's Improvements cannot be restored and repaired within said one hundred twenty (120) day-period because of delay caused by strikes, acts of God, insurrection, civil commotion, riots, or unavoidable casualty, that prohibit, limit or delay such construction, then the time for completion of such construction shall be extended accordingly, provided, however, that in any event, if the restorations and repairs of Landlord's Improvements have not been completed within a period of one hundred eighty (180) days from the date of such damage or `destruction, either party hereto, by written notice to the other given within 210 days after the date of said damage or destruction, may terminate this Lease effective with the giving of said notice.

         19. EMINENT DOMAIN. If the whole of the Leased Premises shall be appropriated or condemned under power of eminent domain (which shall include a voluntary sale in lieu of taking) or by any competent authority for any public or quasi-public use or purpose during the term of this Lease, or any renewal hereof, Tenant reserves the right to prosecute its claim for an award for damages based on the value of Tenant's Property erected or installed on the Leased Premises and any damages Tenant may sustain for removal, relocation and replacement costs and expenses caused by said appropriation or taking, provided, however, such claim by Tenant shall not impair any rights of Landlord for such appropriation and taking of, or the injury to, the remainder. In said event, this Lease shall terminate when Tenant can no longer reasonably use the Leased Premises in the manner herein intended, or when possession thereof shall be required by the appropriating or condemning authority, or when legal title to the Leased Premises shall vest in the appropriating or condemning

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authority, whichever shall first occur, but such termination of this Lease shall not preclude nor restrict Tenant's right to an award hereinbefore provided.

         In the event that a part of the Leased Premises shall be appropriated or condemned and the part so taken shall include the building on the Leased Premises, or any part thereof; or (ii) more than 20% of the parking area, or result in the loss of any driveway, or curb cut, which provides access to any adjacent public street or highway, the loss of which would materially interfere with Tenant's use of the Leased Premises for the purposes for which the same are then being used by Tenant, then, and in any said event, Tenant, at its sole option, to be exercised at any time either prior to or within a period of sixty
(60) days after the date when possession of the part of the Leased Premises so taken shall be required by the appropriating or condemning authority, may elect to terminate this Lease. In the event, Tenant shall exercise said election to terminate this Lease, Tenant shall have the right to prosecute its claim for an award for damages based upon the value of Tenant's Property erected, placed or installed on or about the Leased Premises, in the same manner and to the same extent as that hereinbefore reserved by Tenant.

         In the event Tenant shall fail to exercise said option to terminate this Lease, or in the event that a part of the Leased Premises shall be taken or condemned under circumstances in which Tenant shall have no such option, then in either said event, Landlord, with reasonable promptness, shall make necessary repairs to and alterations of Landlord's Improvements for the purpose of restoring the same to the same condition as existed before the taking so that Tenant may make the same use thereof as that which was in effect immediately prior to such taking and to the extent that may have been necessitated by such appropriation or condemnation. In said event, the annual base rent shall be reduced, as of the date when possession of the Leased Premises shall be required by the appropriating or condemning authority, in proportion to the degree of interference with Tenant's business resulting from such condemnation. In no event shall the reduction in the annual base rent be greater, annually, than an amount equal to 10% of the award received by Landlord as a result of such condemnation.

         20. PREMISES INSURANCE. Tenant, at all times during the term of this Lease, and at its expense shall procure, maintain and keep in force, "all-risk" coverage and fire, extended coverage, and vandalism and malicious mischief insurance on the Leased Premises, for the insurable value thereof on a replacement cost basis, with loss of rents coverage acceptable to Landlord, which insurance shall in all events be in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss. If the parties cannot agree as to the insurable value of the Leased Premises, such value shall be determined by the insurance company or companies issuing such policy or policies. In the event of any loss covered by such insurance, the proceeds therefrom shall be payable to Landlord. Certificates of insurance will be delivered to Landlord and to its mortgagee, if any. The insurance policy shall name Landlord, and its mortgagee, if any, as loss payee and will be issued by a financially responsible company or companies licensed in the State of Minnesota and shall provide that such policy or policies will not be cancelled without the insurance company first giving Landlord, and its mortgagee, if any, written notice thereof at least ten (10) days before any such cancellation shall become effective and shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which, absent said agreement, result in forfeiture of all or a part of said insurance payment. So long as there is a mortgage lien upon Landlord's interest in the Leased Premises, each insurance policy required above shall contain a standard mortgage clause in favor of such mortgagee and shall be in the amount, in content and form, and with a company reasonably satisfactory to said mortgagee, provided, however, that any said mortgagee shall be required to make any insurance proceeds available for any repair and restoration of the Leased Premises which is made pursuant to paragraph 18.

         Upon Landlord's request, Tenant shall, as additional rent hereunder and at Tenant's sole cost and expense, maintain such other insurance on the improvements now or hereafter located on the Premises, in such amounts and against such insurable hazards as Landlord may from time to time reasonably request.

         21. FLOOD INSURANCE. Tenant, at all times during the term of this Lease, and at its' expense shall procure, maintain and keep in force, Federal Flood Insurance, for the full unpaid principal balance of the

Mortgage Loan as set forth herein under Section 5e, as for the full insurable Value of the Leased Premises on a replacement cost basis, whichever is greater. Certificates of Flood Insurance will be delivered to Landlord and its mortgagee and shall name Landlord and its mortgagee as loss payee.

         22. CASUALTY INSURANCE ON TENANT'S CONTENTS OF IMPROVEMENTS. Tenant shall insure Tenant's contents of the improvements now and hereafter located on the Premises, for the benefit of Tenant, against loss or damage by fire or other casualty, for such amounts as Tenant may deem necessary, including but not limited to furniture, trade fixtures, equipment, leasehold improvements and other personal property.

         23. MECHANIC'S LIENS. Tenant shall not do or suffer anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other lien, and Tenant shall at its own cost and expense, whenever and as often as any mechanic's lien purporting to be for labor, material or services furnished or to be furnished to Tenant, shall be filed against the Leased Premises, cause the same to be cancelled and discharged of record within sixty (60) days after the date of filing thereof, and further shall indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, resulting therefrom or by reason thereof, provided, however, Tenant shall be permitted to contest any said lien by depositing with Landlord (or if required by Landlord's mortgagee, then with mortgagee) an amount equal to the amount required to be deposited to discharge a mechanic's lien pursuant to M.S.A. Subsection 514.10.

         24. DEFAULT OF TENANT. If Tenant shall fail to pay any installment of rent on the day when the same shall become due and payable hereunder and shall continue in default for a period of ten (10) days after Landlord gives written notice thereof, or if Tenant shall fail to keep and perform any of the other terms, covenants, and conditions of this Lease on its part to be performed and shall continue in default for a period of thirty (30) days after Landlord gives notice to Tenant of said default, then in said event,- and as often as any said event shall occur, Landlord may, at Landlord's option, cure said default at Tenant's sole cost and expense, in which event any cost incurred by Landlord in curing said default shall become immediately due and payable from Tenant, together with interest thereon at the rate of 12% per annum, or Landlord may terminate this Lease and enter into the Leased Premises, or any part thereof, either with or without process of law, and expel Tenant, or any person occupying the Leased Premises, and use such force as may be necessary so to do, and repossess and enjoy the Leased Premises as in Landlord's former estate, but Tenant shall remain fully liable hereunder for all rents and other sums to be paid and all covenants to be performed by Tenant during the remaining balance of the term of this Lease but subject to reduction in accordance with the next sentence. Landlord shall use all reasonable diligence to relet the Leased Premises, and in said event, Landlord, shall apply the rent received from any new tenant thereof on any balance due under this Lease, and Tenant shall be responsible for no more than the remaining balance that may then be due hereunder.

         Notwithstanding anything contained in this paragraph to the contrary, if any default shall occur, other than in the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and Tenant, prior to the expiration of thirty (30) days from and after the giving of notices as aforesaid, shall commence to eliminate the cause of said default, shall proceed diligently and with reasonable dispatch to take all steps and do all work required to cure said default, and shall thereafter cure said default, then Landlord shall grant Tenant a reasonable extension of time within which to cure said default.

         25. BANKRUPTCY AND INSOLVENCY. If Tenant's leasehold estate created hereby shall be taken in execution, or by other process of law, or if any receiver or trustee shall be appointed for the business and property of Tenant, but only if such execution or other process, receivership, or trusteeship shall not be discharged or ordered removed within sixty (60) days after date Tenant shall receive actual notice thereof, or if Tenant shall be adjudicated a bankrupt, or if Tenant shall make a general assignment of its leasehold estate created hereby for the benefit of creditors, then in any such event, Landlord may terminate this Lease by giving notice thereof to Tenant; and Tenant shall surrender the Leased Premises to Landlord but shall remain fully liable hereunder for all unpaid rents and covenants to be performed by Tenant during the then remaining balance of the term of this Lease or renewal thereof.

         26. RIGHT TO ENCUMBER PERSONAL PROPERTY. Tenant, shall have the exclusive right, without Landlord's consent, to place liens upon, or give security interest in any and all of the Tenant's Property. Any said lien or security interest shall vest in the lien holder, or secured party, a prior lien or any security interest in the Tenant's Property. Landlord shall execute any instruments that the lien holders or secured parties may request or require from Landlord, acknowledging; (a) the right of Tenant to erect or install the Tenant's Property, and that same shall not be deemed to be, nor become, part of the Leased Premises, (b) the right of said lien holder or secured party to maintain a lien thereon or security interest therein superior to any claim and interest of Landlord, and (c) the right of said lien holder or secured party to remove any and all said Tenant's Property in the event of default in the instrument creating the lien or security interest, subject to making reasonable repairs to the Leased Premises for any physical injury caused thereto by such removal, but without any liability for diminution in value of the Leased Premises caused by the absence of the Tenant's Property so removed and without any necessity for replacing the same. If Landlord, within ten (10) days after submission of said instruments, shall fail to execute and deliver same, Tenant shall have the right and authority to execute and deliver same in the name of Landlord, with the same force and effect as if a regular power of attorney had this day been executed by landlord in favor of Tenant but only for these purposes.

         27. OPTION TO EXTEND TERM. Tenant is hereby granted the option to extend the term of this Lease for two five-year periods, which shall commence on the first day after the end of the initial term of this Lease and on the first day after the end of the first option term. Tenant's first option shall only be exercised by Tenant delivering written notice thereof to Landlord not less than 180 days prior to the expiration of the initial term. Tenant's second option shall only be exercised by Tenant delivering written notice to Landlord not less than 180 days prior to the expiration of the first option term. Upon such exercise, this Lease shall be deemed to be extended without the execution of any further Lease or other instrument. The terms and conditions during the extended term shall be the same as the terms and conditions during the initial term of this Lease, except that the annual base rent payable during each lease year during the first extended term shall be $360,210.35 plus or minus any interest adjustment as set forth herein under Section Se and during the second option term shall be $384,313.84 plus or minus any interest adjustment as set forth herein under Section 5e and shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the extended term and except that there shall be no option to extend the term of this Lease which is not expressly provided for in this paragraph.

         28. DEFAULT OF LANDLORD AND TENANT'S REMEDIES. If Landlord defaults in the performance of any of the terms, covenants, or conditions of this Lease which are to be performed by Landlord and shall continue in default for a period of thirty (30) days after Tenant gives notice to Landlord of said default, then in said event, and as often as any said event shall occur, Tenant may, at Tenant's option, cure said default at Landlord's sole cost and expense. Landlord shall commence to cure said default promptly after receipt of said notice and, thereafter, diligently proceed to cure said default provided, however, that in the event the default is of such a nature as to reasonably require more than thirty (30) days in which to cure the default, then Landlord shall be permitted such additional time as is reasonably required to cure said default. If Landlord fails to cure any said default within the time period set forth above for curing the same, Tenant shall have the right to cure said default. If Tenant cures said default, Landlord shall, upon demand, reimburse Tenant for the cost of curing said default, together with interest at the rate of 12% per annum on any sums paid by Tenant to cure said default, however, Tenant shall not have the right to set-off against annual base rent which is provided for under this Lease, the cost of curing said default.

         29. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, to the party at their address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

         If to Landlord:            Sioux Falls Investments, L.L.P.
                                    Attn:   Allan Stowe
                                    P.O. Box 1243
                                    St. Cloud, MN 56302

         If to Tenant:              Founders Food & Firkins Ltd.
                                    Attn:   Steven J. Wagenheim
                                    5831 Cedar Lake Road
                                    St. Louis Park, MN 55416

         30. ASSIGNMENT OR SUBLETTING. Except as provided below, Tenant shall not have the right to assign this Lease, or its rights hereunder, or to sublet all or any part of the Leased Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, however, Tenant, without Landlord's consent, may sublease the Leased Premises to a franchisee of Tenant; and (ii) may assign this Lease to any party who, by reason of merger, consolidation, or sale, acquires all, or substantially all of the assets of Tenant. No said subleasing or assignment, however, shall relieve or discharge Tenant from the performance of the terms, covenants, and conditions imposed upon Tenant under this Lease nor shall relieve or discharge any guarantor of Tenant's performance of the terms, covenants, and conditions imposed upon Tenant under this Lease.

         31. EFFECT OF WAIVER. The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions, and agreements of this Lease, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any said terms, covenants, or conditions, agreements or options, but the same shall continue and shall remain in full force and effect; no such waiver being effective unless the same is in writing and subscribed by the party to be charged. The receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Tenant or from any one claiming under or though it or otherwise shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of annual base rent, additional rent, or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease and to recover possession of the Leased Premises by summary proceedings, or otherwise, as Landlord may deem proper, or to exercise any of the rights or remedies reserved to Landlord hereunder or which Landlord may have at law, in equity, or otherwise.

         32. HOLDOVER. In the event that Tenant shall remain in the Leased Premises after the expiration or sooner termination of the term of this Lease without having executed a new written lease with Landlord, said holding over shall not constitute a renewal or extension of this Lease. Landlord may, at its option, elect to treat Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against Tenant provided by law in that situation, or Landlord may elect, at its option, to treat said holding over as a tenancy from month to month only at a rent equal to 150% of the base rent payable by Tenant for the immediately preceding month.

         33. SURRENDER. Tenant shall on the last day of the term of this Lease, or sooner termination thereof, peaceably surrender and deliver up the Leased Premises into the possession of Landlord, its successors or assigns, in same condition the Leased Premises were in on the date of commencement of the term of this Lease, except for loss by fire or other casualty, reasonable wear and tear, depreciation, and obsolescence.

         34. RIGHT OF ENTRY; "FOR SALE" AND "TO LET" SIGNS. Landlord may, during the term of this Lease, and at all reasonable times, enter the Leased Premises for the purpose of examining and inspecting same, and, may, at any time within one hundred and eighty (180) days next preceding the expiration of the term of this Lease show the Leased Premises to others for the purpose of rental or sale, and may, within ninety (90) days next preceding the expiration of the term of this Lease, affix to any suitable parts of the Leased Premises a notice for lease or sale thereof.

         35. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties as to the Leased Premises and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

         36. SIGNS. Tenant agrees it will not erect or cause to be erected any signs, notices, or advertisements upon the Leased Premises or affix any such thereto, unless the same shall be erected and affixed according to law. Tenant shall not erect any sign that by reason of its weight or size might damage the Leased Premises, nor shall Tenant paint any sign, notices or advertising on the exterior walls of the building or buildings without Landlords' written consent. Signs placed on the Leased Premises by Tenant shall be removed by it upon the expiration of this Lease or any sooner termination thereof, unless Landlord and Tenant agree otherwise, and upon removal of any said signs Tenant shall repair, at Tenant's expense, any damage to the Leased Premises caused by the removal of the signs.

         37. SEVERABILITY. If it shall be found that any part of this Lease is illegal or unenforceable said part or parts of this Lease shall be of no force and effect and this Lease shall be treated as if such part or parts had not been inserted.

         38. PARAGRAPH HEADINGS. The paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Lease nor in any way affect this Lease. Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

         39. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors or assigns.

         40. QUIET ENJOYMENT. Landlord warrants to Tenant that, upon paying the annual base rent, additional rent and other sums of money and charges as herein provided and, upon performing all of the convents, conditions and agreements aforesaid, on Tenant's part to be paid, observed, and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid, and Landlord shall defend, and hold harmless, Tenant from any claims asserted by any third party which could have as an effect the breach of Landlord's warranty of quiet enjoyment.

         41. RECORDING. Upon the request of either party hereto, the other party shall join in the execution of a memorandum lease for the purpose of recordation. Said memorandum lease shall describe the parties, the Leased Premises, the term of the Lease, and Tenant's option to purchase the Leased Premises, and shall incorporate this Lease by reference.

         42. EVIDENCE OF TITLE. Landlord warrants that, prior to the commencement of construction of the Landlord's Work, Landlord will have fee simple title to the lands described on Exhibit A, free and clear of all liens and encumbrances and of any defects other than drainage and utility easements, other easements, which do not materially interfere with Tenant's use and enjoyment of the Leased Premises and except for any lien of any mortgage the holder of which has executed a non-disturbance agreement as required in paragraph 7 above. In addition, Landlord warrants that all necessary easements providing access to the Leased premises from the public roadways shown on Landlord's development plan for the Leased Premises have been acquired by Landlord pursuant to recorded instruments,- are perpetual, and are appurtenant to the land described in Exhibit A attached hereto. Landlord shall furnish a title insurance commitment to Tenant as evidence of good title prior to Tenant's pre-commencement occupancy period.

         43. EASEMENTS WITH COVENANTS AND RESTRICTIONS AFFECTING LAND ("ECR"). As a further consideration, agreement and covenant of this Lease, Landlord hereby assigns its rights, duties and obligations and Tenant agrees to accept and perform Landlord's rights, duties and obligations as set forth in that certain document entitled Easements with Covenants and Restrictions Affecting Land ("ECR") dated April 3, 2000 by and between BLR Real Estate Partnership and Sioux Falls Investments, L.L.P. A copy of said ECR is attached hereto as Exhibit D. Tenant agrees to faithfully perform the duties and obligations of Landlord as required in the ECR. Tenant's rights, duties and obligations shall continue during the term of this Lease and shall cease at the end of its term or sooner if the term of this Lease is otherwise sooner terminated.

         44. PHRASE "TERM OF THIS LEASE". The phrase "term of this Lease" as used in this Lease shall mean and refer to the initial term of this Lease as well as the extended terms provided for in paragraph 27 in the event that Tenant exercises its option to said extended terms.

         45. HAZARDOUS SUBSTANCES.

                  a. Landlord warrants and represents to Tenant that, to the best of Landlord's knowledge, there is not present on the Leased Premises any hazardous substance or hazardous wastes, as hereinafter defined (hereinafter, collectively, "Hazardous Substances"). As used in this paragraph, the term "Hazardous Substances" shall mean those substances and waste which are defined as hazardous in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., including, but not limited to, those substances listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101). Landlord further warrants that no hazardous substances, as defined in this paragraph, will be utilized in the construction of the Development and Leased Premises, except to the extent permitted by law, rule or regulation, without any deposit, materials, residue or waste remaining in the Development or Leased Premises at the completion of construction.

                  b. Tenant agrees that, except as permitted by law, it shall not knowingly cause or permit any Hazardous Substance to be used, placed, generated, handled, possessed, or stored within the Leased Premises.

                  c. In the event that Landlord discovers or is informed that a Hazardous Substance existed in the Leased Premises as of the date of the commencement of the term of this Lease and if the same constitutes a hazard to the health or safety of Tenant or its employees or invitees, or if the existence of the substance is contrary to the federal, state, or local law, Landlord shall promptly notify Tenant in writing of such discovery or information, and shall thereafter promptly notify Tenant in writing of such discovery or information, and shall thereafter promptly take all such acts as may be required by law to prevent danger or harm to the employees and invitees of Tenant. If Tenant discovers or is informed that a Hazardous Substance exists in the Leased Premises which Tenant believes to be contrary to federal, state, or local law, Tenant shall promptly notify Landlord in writing of such discovery or information.

                  d. In the event that, and for so long as, all or a part of the Leased Premises is, according to federal, state, or local authorities, untenantable because there exists a danger or harm to the employees or invitees of Tenant by reasons of Hazardous Substances which unlawfully existed in the Leased Premises as of the date of the commencement of the term of this Lease, rent, from the time of written notice from such authorities that the Lease Premises are untenantable until the dangerous or harmful condition is corrected, shall be apportioned on a per diem basis according to the fair rental value of (without regard to said untenantability) the part of the Leased Premises which is unusable by Tenant compared to the fair rental value of the entire Leased Premises. If such condition is so extensive that the condition cannot be corrected by Landlord within a period of four months, either party shall have the right to cancel this Lease by notice to the other given at any time within 30 days after the date of determination by federal, state, or local authorities that the Leased Premises are untenantable. If this Lease is not so terminated, Landlord will promptly correct the condition, at Landlord's expense.

                  e. Each party hereto shall indemnify, defend, and hold the other and its agent, employees, successors and assigns, free and harmless from any claims, damages, losses or liabilities arising from or in connection with any breach of the warranties, representations, or covenants set forth in this paragraph, whether such claims, damages, losses, or liabilities arise during or after the term of this Lease, except for claims, damages, losses, or liabilities arising from Hazardous Substances brought into the Leased Premises by the other party or its employees or invitees, The foregoing agreement is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(1) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9607(e)(1), but nothing in such Section or Act shall be deemed to vitiate or limit, either directly or indirectly, the obligations of either party hereunder.

                  f. Prior to Tenant's pre-commencement occupancy, Landlord shall furnish to Tenant a phase I environmental assessment together with a reliance letter in favor of Tenant.

         46. CONTINGENCY. This Lease is contingent upon Landlord's fulfillment of the conditions described below on or before sixty (60) days after the date of this Lease Agreement (the "Condition Date"), provided, however, that any time during such sixty (60) day period, provided Landlord is diligently pursuing the fulfillment of the condition described below, Landlord may give written notice to Tenant to extend the Condition Date for an additional 30 days following expiration of the original 60 day period.

                  a. Financing. Landlord shall have received, on or before the Condition Date, a commitment for permanent financing for the construction of the Development in a total amount and at an interest rate and subject to other terms and conditions acceptable to Landlord and to be determined in Landlord's sole discretion.

                  b. Landlord shall have obtained from the City of' Sioux Falls, South Dakota and such other government entities with jurisdiction over the property that Landlord elects to contact, if any, all necessary or desirable approvals, architectural reviews, licenses, building permits, environmental authorizations, waivers of set back requirements, and any other permits, approvals, licenses or authorizations required for the intended construction of Landlord's Improvements.

         Landlord may waive any or all of the foregoing conditions, by written notice, delivered to Tenant on or before the Condition Date. If the conditions are not met by the Condition Date, and Landlord does not waive the conditions, then this Lease Agreement shall be null and void, and Landlord and Tenant shall thereafter be released from any liability or obligation hereunder.

         47. ANNUAL REPORTING. Tenant shall provide to landlord an annual financial statement within ninety (90) days following the calendar year-end, Such statement shall include income/expense and balance sheet. Guarantors shall also provide landlord with annual personal financial statements within ninety
(90) days following the calendar year-end. Tenant and Guarantors hereby authorize landlord to share said financial information with any lender on the subject property.

The parties hereto have executed this agreement as of the day and year first above written.

                           Sioux Falls Investments, L.L.P.

                           By:      /s/ Allan V. Stowe
                              -----------------------------------------

                           Its:     General Partner
                               ----------------------------------------
                                            - Landlord -

                           Founders Food & Firkins Ltd.

                           By:      /s/ Steven J. Wagenheim
                              -----------------------------------------

                           Its:     President
                               ----------------------------------------
                                            - Tenant -

STATE OF MINNESOTA

COUNTY OF STEARNS

         The foregoing instrument was acknowledged before me this 14th day of June, 2000 by All V. Stowe, the General Partner, of Sioux Falls Investments, L.L.P., on behalf of the partnership.

                               /s/ Juli J. Devriendt
                               -----------------------------------------------
                               Notary Public, Morrison County, Minnesota.
                               My commission expires:  1/31/05


STATE OF MINNESOTA

COUNTY OF STEARNS

         The foregoing instrument was acknowledged before me this 14th day of June, 2000 by Steven J. Wagenheim, the President, of Founders Food & Firkins Ltd., a Minnesota Corporation, on behalf of the corporation.

                               /s/ Juli J. Devriendt
                               -----------------------------------------------
                               Notary Public, Morrison County, Minnesota.
                               My commission expires:  1/31/05

                                    GUARANTY

In consideration of and as an inducement to Sioux Falls Investments, L.L.P., a Minnesota Limited Liability Partnership, whose address is P.O. Box 1243, St. Cloud, Minnesota (hereinafter referred to as "Landlord"), entering into that certain Lease with Founders Food and Firkins Ltd., a Minnesota Corporation, (hereinafter referred to as "Tenant"), dated June 14, 2000, for the construction and lease of rental sales premises located at (see attached legal description) 2026 South Louise Avenue, Sioux Falls, Minnehaha County, South Dakota the undersigned Steven J. Wagenheim and William E. Burdick, address as stated below (hereinafter referred to as "Guarantor"), jointly and severally hereby unconditionally guarantee to Landlord prompt payment and performance in full by Tenant of Tenant's obligations under this Lease, including payment of rentals as contained in said Lease, and payment of all damages and expenses that may arise in consequence of any default by Tenant, its successors and assigns under said Lease, (collectively "Tenant obligations") and all attorneys' fees and all costs and other expenses incurred by Landlord in enforcement of this Guaranty.

         This Guaranty shall be enforceable against the Guarantor without the necessity for any suit or legal proceedings on Landlord's part as against Tenant, its successors and assigns. The validity of' this Guaranty and the obligations of the Guarantor shall in no way be terminated, affected, or impaired by reason of the assertion or the failure to assert any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease, The liability of the undersigned, under this guarantee of Lease, shall be primary in that in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at it's option, proceed against the undersigned without being commenced any action, or having obtained any judgment against the Tenant.

         This Guaranty shall remain in full force and effect, without regard to, and shall not be released, discharged, or in any way affected by:

(a) any amendment, modification of, or supplement to the Lease, or any assignment or transfer thereof;

(b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty, or any waiver, consent, extension, renewal, modification, or any change in any of the terms, covenants, conditions, or provisions of the Lease or any other assignment of or transfer thereof;

(c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation of the liability or obligation of Tenant under the Lease or its estate in bankruptcy, or of any remedy for the enforcement thereof resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any Court; or

(d) any transfer by Tenant or any assignment of its interest under the Lease; whether or not Guarantor shall have notice of knowledge of any of the foregoing.

         This Guaranty is a continuing Guaranty and may be enforced against the undersigned from time to time as and whenever there may be a default of any of the obligations guaranteed. All remedies afforded by reason of this Guaranty are separate and cumulative remedies and no one of such remedies shall be deemed to be an exclusion of any of the other remedies,

         This Collateral Guaranty shall inure to the benefit of Landlord, its successors and assigns and shall bind the undersigned, and each of them their successors and assigns.

         The Guarantor further agrees that upon execution of this Lease and during the Lease term to provide Landlord with reasonably detailed annual financial statements of Guarantor prepared, but not certified, by the Guarantor's Certified Public Accountant. The Guarantor certifies that the financial statements, to the best of their knowledge, will be true and correct.


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

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as the free act and deed, effective as of this 14th day of June, 2000.

GUARANTOR:

/s/ Steven J. Wagenheim
-------------------------------------
Steven J. Wagenheim
321 Westwood Drive North
Golden Valley, MN 55422

/s/ William E. Burdick
-------------------------------------
William E. Burdick
5221 Silver Maple Creek
Minnetonka, MN 55343

STATE OF MINNESOTA

COUNTY OF STEARNS

         The foregoing instrument was acknowledged before me this 14th day of June, 2000 by Steven J. Wagenheim.

                                       /s/ Juli J. Devriendt
                                       -----------------------------------------
                                       Notary Public, Morrison County, Minnesota
                                       My commission expires:  1/31/05

STATE OF MINNESOTA

COUNTY OF STEARNS

         The foregoing instrument was acknowledged before me this 14th day of June, 2000 by William E. Burdick.

                                       /s/ Juli J. Devriendt
                                       -----------------------------------------
                                       Notary Public, Morrison County, Minnesota
                                       My commission expires:  1/31/05


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